UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

June 6, 2008

FRESH DEL MONTE PRODUCE INC.

(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	Commission file number	N/A
(State or Other Jurisdiction of Incorporation)	1-14706	(I.R.S Employer Identification No.)

Walker House, Mary Street

P.O. Box 908GT

George Town, Grand Cayman

(Address of Registrant’s Principal Executive Office)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 6, 2008, Del Monte (Pinabana) Corp, an indirectly wholly owned subsidiary of Fresh Del Monte Produce Inc. (the “Company”) incorporated under the laws of the Cayman Islands (the “Purchaser”), entered into a stock purchase agreement (the “Agreement”) with Northsound Corporation, a BVI Business Company incorporated under the laws of the British Virgin Islands, Red Crown Development Inc., a corporation organized under the laws of the Republic of Panama and JAS Investments Corp., a BVI Business Company incorporated under the laws of the British Virgin Islands. Pursuant to the Agreement, the Purchaser acquired the shares of Desarollo Agroindustrial de Frutales, S.A., a producer of high quality bananas in Costa Rica; the shares of Frutas de Exportacion, S.A., a major provider of gold pineapples in Costa Rica; and the shares of an affiliated sales and marketing company, collectively known as “Caribana” for an acquisition cost of $403.0 million. The acquisition was funded with $88.5 million in cash on hand and drawings under the existing syndicated revolving credit facility, which matures on November 10, 2009.

As a result of the acquisition, the Company’s current land holdings in Costa Rica increased by approximately 13,000 hectares of quality farm land. In addition to farm land, the Company acquired plantations and farming and packing infrastructure for the production of bananas and pineapples. Caribana sells approximately 18 million boxes of bananas annually. In 2007, the Company purchased approximately 5 million boxes of bananas from Caribana. The acquired gold pineapple production is estimated to be approximately 11 million boxes per year.

A copy of the Company’s press release announcing the Caribana acquisition is filed as Exhibit 99.1 to this Form 8-K. A copy of the stock purchase agreement is also filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1*	Stock purchase agreement dated as of June 6, 2008 among Northsound Corporation, Red Crown Development Inc. and JAS Investments Corp., as Sellers and Del Monte (Pinabana) Corp. as Purchaser.

99.1	Fresh Del Monte Produce Acquires Significant Banana and Pineapple Production Operations in Costa Rica.

* We agree to furnish to the Commission copies of any schedules and exhibits omitted from the Agreement upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Del Monte Produce Inc.

Date: June 9, 2008	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer

	By:	/s/ Hani El-Naffy
Hani El-Naffy
President & Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Stock purchase agreement dated as of June 6, 2008 among Northsound Corporation, Red Crown Development Inc. and JAS Investments Corp., as Sellers and Del Monte (Pinabana) Corp. as Purchaser.

99.1	Fresh Del Monte Produce Acquires Significant Banana and Pineapple Production Operations in Costa Rica.